Exhibit 10.4
AMENDMENT NO. 2
TO
CREDIT CARD PROGRAM AGREEMENT
     This Amendment No. 2 to the Credit Card Program Agreement (the “Amendment”) is made and entered into this 8th day of June, 2007, by and among Pier 1 Imports (U.S.), Inc., a Delaware corporation (“Pier 1”) and Chase Bank USA, N.A. (“Bank”).
WITNESSETH:
     WHEREAS, Pier 1 and Bank have previously entered into that certain Credit Card Program Agreement, dated as of August 30, 2006, as amended (the “Program Agreement”);
     WHEREAS, Pier 1 and Bank desire to further amend the Program Agreement to provide for certain modifications to address the issuance of a “co-brand” credit card pursuant to the Program Agreement;
     NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE 1
DEFINITIONS AND USAGE
1.1 Definitions.
     For purposes of this Amendment, capitalized terms used but not otherwise defined in this Amendment will have the meaning ascribed to such terms in the Program Agreement.
1.2 Miscellaneous.
     (a) As used herein: (1) all references to the plural number shall include the singular number (and vice versa); (2) all references to “herein,” “hereunder,” “hereof” or like words shall refer to this Amendment as a whole and not to any particular section, subsection or clause contained in this Amendment; (3) all references to “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (4) unless specified as Business Days or Fiscal Months, all references to days or months shall be deemed references to calendar days or months; and (5) all references to “$” or “dollars” shall be deemed references to United States dollars.
     (b) Any approvals and consents required under this Amendment shall not be unreasonably withheld, unless such consent or approval may be made in the sole discretion of a party.
     (c) This Amendment was negotiated by the parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this

Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof.
ARTICLE 2
AMENDMENTS
2.1 Amendment to Section 1.1 of the Program Agreement.
     Section 1.1 of the Program Agreement is amended to add or modify the following defined terms:
“Card Association” means American Express, Visa International Inc., Visa U.S.A., Inc. or Mastercard International Inc., or any other payment system that is generally acceptable to sellers of goods and services.
“Co-Branded Credit Card” means a Credit Card that bears a Pier 1 Licensed Mark and the trademarks, tradenames, service marks, logs and other proprietary designations of a Card Association.”
“Pier 1 Credit Card” means a Private Label Credit Card and/or a Co-Branded Credit Card offered pursuant to the terms of this Agreement.”
2.2 Amendment to Section 3.1 of the Program Agreement.
     Section 3.1 of the Program Agreement is amended to read in its entirety as follows:
     “3.1 Program Objectives. In performing its responsibilities with respect to the management and administration of the Program, each Party shall be guided by the following Program objectives (the “Program Objectives”):
     (a) to enhance the experience of Pier 1 Shoppers;
     (b) to increase profits from retail sales of Pier 1;
     (c) to maintain or improve customer insight through data acquisition and analysis;
     (d) to maximize Program economics while minimizing operational costs and complexity;
     (e) to leverage the Program to identify existing and potential Pier 1 Shoppers, develop and deepen relationships with Pier 1 Shoppers and finance retail sales growth;
     (f) to ensure that the Bank’s Program-related activities are at all times conducted in a safe and sound manner and in accordance with Applicable Law; and
     (g) to increase the Pier 1 Credit Card’s share of Pier 1 retail sales.

In pursuing the Program Objectives, the Parties acknowledge and agree the Co-Branded Credit Card component of the Program is intended to supplement, and not displace, the Private Label Credit Card component of the Program. In the event the Co-Branded Credit Card component of the Program causes a Material Adverse Effect with respect to the Private Label Credit Card component of the Program, the Parties agree to cooperate in good faith to adjust the Program to align with the Program Objectives.”
2.3 Amendment to Schedule 16.2(d) of the Program Agreement.
     Schedule 16.2(d) of the Program Agreement is hereby amended to read in its entirety as set forth on Schedule 16.2(d) hereto.
2.4 No Other Amendments
     Except as amended by this Amendment, all other provisions of the Program Agreement remain unmodified and in full force and effect.
ARTICLE 3
GENERAL PROVISIONS
3.1 Severability
     If any provision of this Amendment is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Amendment will remain in full force and effect. Any provision of this Amendment held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.
3.2 Governing Law
     (a) This Amendment and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made to be performed within such State and applicable federal law.
     (b) Each Party shall comply in all material respects with Applicable Law in connection with its activities and the exercise of its rights and performance of its obligations hereunder.
3.3 Execution of Amendment
     This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Amendment and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Amendment as to the parties and may be used in lieu of the original Amendment for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PIER 1 IMPORTS (U.S.), INC.
By:
Name:
Title:

CHASE BANK USA, N.A.
By:
Name:
Title: